C.I.S. TECHNOLOGIES, INC.
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS AND MANAGEMENT

The undersigned shareholder(s) of C.I.S. Technologies, Inc. (the "Company") hereby appoint(s) Philip D. Kurtz or, failing him, Thomas G. Noulles, proxy of the undersigned, with full power of substitution for and in the name of the undersigned to vote (with all the power which the undersigned would possess according to the number of votes which the undersigned would be entitled to cast if then personally present) at the ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD AT THE DOUBLETREE HOTEL, 6100 SOUTH YALE AVENUE, TULSA, OKLAHOMA ON MAY 9, 1996, AT 2:00 O'CLOCK P.M. C.D.T. AND AT ANY ADJOURNMENT(S) THEREOF on the following proposals:


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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, WHERE AUTHORITY
TO VOTE IS NOT WITHHELD OR WHERE THE PROXY IS NOT DIRECTED TO ABSTAIN FROM VOTING, THIS PROXY WILL BE VOTED IN
FAVOR OF THE FOLLOWING PROPOSALS.                                       ______
                                                         Please mark   |   X  |
                                                         your votes as |______|
                                                         indicated in
                                                         the example.


1.  ELECTION OF DIRECTORS FOR THREE-YEAR TERM

      FOR all nominees              WITHHOLD AUTHORITY
      (except as marked to          to vote for all nominees
      the contrary below)           listed below
          ___                          ___
         |___|                        |___|

Robert J. Simmons       N. Thomas Suitt

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, MARK THROUGH THAT NOMINEE'S NAME.)

2. APPROVE UP TO FOUR AMENDMENTS TO THE CERTIFICATE OF INCORPORATION authorizing the Board of Directors to effect a reverse stock split, if at all, prior to December 31, 1998 and in one-for-two, -three, -four and/or -five ratio, respectively:

(INSTRUCTION: SEPARATELY VOTE FOR, AGAINST, OR ABSTAIN FROM VOTING UPON EACH TYPE OF AMENDMENT BY MARKING THE APPROPRIATE BOX TO THE RIGHT OF EACH TYPE OF AMENDMENT.)

TYPE OF REVERSE SPLIT AMENDMENT                             TYPE OF REVERSE SPLIT AMENDMENT

2A.  One-for two ratio    FOR     AGAINST     ABSTAIN       2C.  One-for-four ratio     FOR   AGAINST     ABSTAIN
                          ___       ___         ___                                     ___     ___         ___
                         |___|     |___|       |___|                                   |___|   |___|       |___|


2B.  One-for three ratio  FOR     AGAINST     ABSTAIN       2D.  One-for-five ratio      FOR        AGAINST     ABSTAIN
                          ___       ___         ___                                      ___          ___         ___
                         |___|     |___|       |___|                                    |___|        |___|       |___|

3. TO RATIFY the appointment of Coopers & Lybrand as independent public accountants for the Company for its fiscal year ending December 31, 1995.

                         FOR     AGAINST     ABSTAIN
                         ___       ___         ___
                        |___|     |___|       |___|


4. In their discretion on any other matters that may properly come before the meeting.

A shareholder who has submitted a proxy for the meeting may revoke it at any time before it is voted at the meeting.

If this proxy is not dated in the space provided below, it will be deemed to bear the date on which it is mailed to the shareholder.

Signature   ____________________ Signature   ________________ Date______________
Please date and sign your name exactly as it appears on this proxy. When signing as a partner, officer, executor, administrator, trustee or the like, please give your title as such and, if applicable, print the name of the entity on behalf of which you are signing.